UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2004

SMTC Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address, of principal executive offices, including zip code)

(905) 479-1810

(Registrant’s Telephone number including area code)

Item 5. Other Events and Required FD Disclosure.

SMTC Corporation (“SMTC” or the “Company”) has entered into binding agreements for the refinancing of the Company in three transactions with the following components:

i)	a fully underwritten, committed private placement of CAD$40 million (approximately US$30 million) of equity securities. The underwriters have also been granted an over allotment option of approximately CAD$6 million.

ii)	a new, 3-year US$40 million credit facility, subject to certain borrowing base conditions, with Congress Financial Corporation (Canada) for which a letter of intent has been signed; and

iii)	a transaction with SMTC’s current lenders for which a binding term sheet has been signed under which the Company will satisfy its debt by:

a.	Repaying US$40 million of debt at par.

b.	Exchanging US$10 million of debt for US$10 million of SMTC common stock and warrants valued on the same terms as the private placement.

c.	Converting up to a limit of US$27.5 million, into second lien subordinated debt with maturity ranging from 4 to 5 years. In the unlikely event the remaining debt exceeds this limit, the difference will be repaid at par.

A copy of the Company’s press release announcing the refinancing is attached as Exhibit 99.1 to this Report, a copy of the Company’s press release announcing the private placement is attached as Exhibit 99.2 to this Report, a copy of the letter agreement with the underwriters of the private placement is attached as Exhibit 99.3 to this Report, a copy of the letter of intent with Congress Financial Corporation (Canada) is attached as Exhibit 99.4 and a copy of the binding term sheet with SMTC’s current lenders is attached as Exhibit 99.5. All the Exhibits are incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits – The following exhibits are furnished as part of this Report.

Exhibit Number	Description
99.1	Press Release of SMTC Corporation dated February 17, 2004

99.2	Press Release of SMTC Manufacturing Corporation of Canada dated February 17, 2004

99.3	Letter Agreement with Orion Securities Inc.

99.4	Letter of Intent with Congress Financial Corporation (Canada)

99.5	Binding Term Sheet with SMTC’s Current Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

By:	/s/ Marwan Kubursi
Name: Marwan Kubursi
Title: Chief Financial Officer

Date: February 17, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of SMTC Corporation dated February 17, 2004

99.2	Press Release of SMTC Manufacturing Corporation of Canada dated February 17, 2004

99.3	Letter Agreement with Orion Securities Inc.

99.4	Letter of Intent with Congress Financial Corporation (Canada)

99.5	Binding Term Sheet with SMTC’s Current Lenders